                          TRADEMARK LICENSING AGREEMENT

         THIS AGREEMENT is made and entered into effective as of 10th day of
October, 2000, (the "Effective Date"), by and between PIONEER LICENSING
SERVICES, INC., a Nevada company (hereinafter "Licensor"), and PIONEER FINANCIAL
SERVICES, INC., a corporation duly authorized and existing under the laws of the state of Missouri and subsidiaries (hereinafter "Licensee").

1. Representations of Licensor. Licensor represents that it is the sole and exclusive owner of all trademarks and other property rights and interest in and to the following: (a) the words "Pioneer Military Lending"; (b) the words
"Pioneer Military Loans"; (c) the Pioneer logo, and; (d) combined words "Pioneer
Military Lending" or "Pioneer Military Loans" and the Pioneer logo (hereinafter collectively referred to as the "Trademarks"), and has the authority to grant the rights licensed herein.

2. Grant of License. Licensor hereby grants to Licensee a non-exclusive, non-transferable, non-assignable license to utilize the Trademarks on signage, advertising, and printed or published materials for the purpose of soliciting and making consumer loans to Licensee's customers in the following trade territory: Licensee's State of Incorporation and if by mail and within 50 miles of any military installation in the world.

3. Reservations. Licensor reserves unto itself any and all other rights not herein specifically and expressly granted to Licensee. Nothing herein shall be construed to prevent Licensor from granting any other licenses for the use of the Trademarks or from utilizing the Trademarks in any manner whatsoever.

4. Trademark Notice. Licensee shall utilize the appropriate Trademark notices as may be required by Licensor.

5. Quality and Approvals. Licensee's services of soliciting and making consumer loans, when provided pursuant to, or in connection with the Trademarks, shall be in full conformance with all applicable laws and regulations, and shall comply with customary industry standards of quality and such additional standards as
Licensor may reasonably require from time to time. Licensor shall have the right to review, inspect and approve Licensee's services, signage, advertising and printed and published materials, which utilize the Trademarks.

6. Licensor's Title and Protection. Licensee agrees that its use of the
Trademarks shall inure to the benefit of Licensor. Licensee will not, during the term of this Agreement, attack the title or any rights of Licensor in and to the
Trademarks or attack the validity of this Agreement. Licensee shall assist
Licensor, to the extent requested by Licensor, in the procurement of any protection or defense of any of Licensor's rights to the Trademarks, and
Licensor, if it so desires, may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto.
Licensee shall notify Licensor in writing of any infringements of the Trademarks which may come to Licensee's attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements. Licensee shall not institute any suit or take any action on account of any infringements without the prior written consent of Licensor.

7. Royalties. Licensee shall pay to Licensor a royalty of $3.00 for each loan made for the license granted hereunder. The royalties shall be due and payable no less often than quarterly from the effective date hereof for the original term and any renewal thereafter.

8. Term. This Agreement shall remain in full force and effect for a period of one (1) year from the Effective Date, and shall be automatically renewed thereafter for successive one-year terms unless terminated in writing by
Licensor or Licensee no less than 30 days prior to the renewal date. Should
Licensee fail to utilize the Trademarks within one year after the Effective
Date, or fail to pay any royalties as set forth herein, and such failure is not cured within 30 days after the renewal date, then this agreement shall automatically terminate and all rights herein granted to Licensee shall revert to Licensor without notice and without releasing Licensee from any of its obligations hereunder.

9. Termination. In addition to the events of termination set forth in the preceding paragraph, should Licensee fail to perform any other obligation required hereunder, and such failure is not cured within 30 days after written notice thereof is sent to Licensee by Licensor, or should Licensee go into liquidation or bankruptcy, or make an assignment for the benefit of creditors, or any insolvency or composition proceeding shall be commenced by or against the
Licensee, the Licensor, in addition to such other rights as it may have at law, equity or otherwise under this Agreement, may elect to terminate this Agreement, without prejudice to any rights or claims it may have, and upon such termination all rights herein granted to the Licensee shall cease and revert to the
Licensor. The Licensee may not thereafter exercise any rights hereunder, and shall destroy all printed materials and signs utilizing the Trademarks then in their possession. Licensor's failure to terminate this Agreement upon any such event or default by Licensee shall not be deemed to constitute a waiver of
Licensor's right to terminate this Agreement for any subsequent event or default.

10. Assignment. Licensor may assign any of his right, title or interest in and to any of the Trademarks or this Agreement without notice to Licensee. Licensee may not assign any rights or licenses granted hereunder without Licensor's prior written approval. Regardless of any such assignment, Licensee shall remain liable to Licensor for the full performance of its obligations hereunder unless expressly released from said obligations by Licensor.

11. Notices. All statements, notices and mailings of any kind shall be deemed given, if addressed to Licensor, at 955 S. Virginia, Suite 116, Reno, NV, 89502,
and if to Licensee, at PO Box 879, Bellevue, NE 68005-0879, by first class mail, postage prepaid, unless a party notifies the other by such notice of a new address, in which case such new address shall be employed for all subsequent mailings.

12. No Partnership or Joint Venture. This agreement shall not be construed as creating, directly or indirectly, a partnership or joint venture.

13. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns, and shall be interpreted and enforced in accord with the laws of the state of Nevada.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

LICENSOR:
PIONEER LICENSING SERVICES, INC.

    /S/  William D. Sullivan

By:      William D. Sullivan
Its:     President

Attest:
Secretary:

LICENSEE:
PIONEER FINANCIAL SERVICES AND SUBSIDIARIES

   /S/  Thomas D. Holcom

By:      Thomas D. Holcom
Its:     President

Attest:
Secretary:

                                       3